EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, T. Ronan Kennedy, certify that:

1.	I have reviewed this report on Form 10-K/A for the year ended September 30, 2022 of cbdMD, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 2, 2023	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief
Financial Officer, principal
financial and accounting
officer